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                                                                   Exhibit 10.26
                                                        DRAFT OF AUGUST 16, 2000
                                                    FOR DISCUSSION PURPOSES ONLY

                            EXCHANGE AGENCY AGREEMENT


         This Exchange Agency Agreement (the Exchange Agency Agreement, together with the Schedules thereto, in each case as amended from time to time, the "AGREEMENT") is made as of April ___, 2000, by and between ADVANCED SEMICONDUCTOR ENGINEERING, INC., a corporation organized under the laws of the Republic of China ("ASE" or the "COMPANY"), and CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America ("CITIBANK"), in its capacity as exchange agent (in such capacity, the "EXCHANGE AGENT").

                          W I T N E S S E T H  T H A T:

         WHEREAS, the Company and Citibank, N.A., as depositary (the "DEPOSITARY"), have entered into that certain Amended and Restated Deposit Agreement, dated as of April __, 2000 (the "DEPOSIT AGREEMENT"), which provides, inter alia, for the issuance of American Depositary Shares (the "ADSs"), evidenced by American Depositary Receipts (the "ADRs"), each ADS representing
(a) five (5) common shares, par value NT$10.00 per share (the "SHARES") of the Company; and

         WHEREAS, the Company and Citibank, N.A., as depositary (the "EXISTING DEPOSITARY"), have entered into a Deposit Agreement, dated as of July 13, 1995, as amended by Amendment No. 1 to Deposit Agreement, dated as of November 30, 1998 (the "EXISTING DEPOSIT AGREEMENT"), which provides, inter alia, for the deposit of Shares and the creation of (i) International Global Depositary Shares (the "INTERNATIONAL GDSs") representing the Shares so deposited (the depositary receipts facility for the International GDSs, the "INTERNATIONAL GDR FACILITY") and (ii) Rule 144A Global Depositary Shares (the "RULE 144A GDSs") representing the Shares so deposited (the depositary receipts facility for the Rule 144A GDSs, the "RULE 144A GDR FACILITY"); and

         WHEREAS, the Company is making an offer to exchange (the "EXCHANGE OFFER") one (1) ADS for each Rule 144A GDS validly tendered upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus, dated ________, 2000 (as amended from time to time, the "EXCHANGE OFFER PROSPECTUS"), a copy of which is attached hereto as SCHEDULE III; and

         WHEREAS, the Company has filed with the United States Securities and Exchange Commission (the "SEC") the Exchange Offer Prospectus under cover of a Registration Statement on Form F-4 (Reg. No. 333-______), which was declared effective by the SEC on _________, 2000; and
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         WHEREAS, upon the execution of the Deposit Agreement, all International
GDSs issued and outstanding under the International GDR Facility as of the date thereof will be automatically exchanged for ADSs on a one-for-one basis; and

         WHEREAS, the Company intends to list its ADSs for trading on The New York Stock Exchange, Inc.; and

         WHEREAS, the Company wishes to appoint Citibank, upon the terms and subject to the conditions set forth in this Agreement, to act as Exchange Agent for Rule 144A GDSs tendered in the Exchange Offer for ADSs; and

         WHEREAS, Citibank is willing to act as Exchange Agent upon the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       APPOINTMENT AND ACCEPTANCE

         a. The Company hereby appoints Citibank to act as "EXCHANGE AGENT" in connection with the Exchange Offer and as such to perform, or cause to be performed, the services of the Exchange Agent identified in Schedule I attached hereto (the "SERVICES SCHEDULE").

         b. Citibank hereby accepts the appointment by the Company to act as Exchange Agent solely within the terms and subject to the conditions of this Agreement (Citibank in such capacity, the "EXCHANGE AGENT").

2.       SEGREGATION OF PROPERTY.

         a. The Exchange Agent shall, in accordance with Rule 17Ad-14 promulgated under the Securities Exchange Act of 1934, as amended, and the terms and conditions of the Exchange Offer, establish the requisite number of account(s) (collectively, the "DTC BOOK-ENTRY ACCOUNT(S)") at The Depository Trust Company ("DTC") as soon as possible after the effective date of this Agreement, but in any event within two (2) business days after the commencement of the Exchange Offer, for the purpose of receiving Rule 144A GDSs delivered to the Exchange Agent pursuant to the Exchange Offer. The Exchange Agent shall provide the means for any financial institution that is a Participant in DTC to make book-entry delivery of Rule 144A GDSs into the DTC Book-Entry Account in accordance with the procedures for transfer through DTC. In accordance with the customary procedures of DTC Participants, the Exchange Agent shall promptly notify DTC




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                  Participants through the facilities of DTC of the identity of the DTC Book-Entry Accounts established in connection with the Exchange Offer.

         b. The Exchange Agent hereby agrees that all securities, funds or other assets (collectively, the "PROPERTY") deposited with or received by it in such capacity under the Exchange Offer constitute a special, segregated account, held solely for the benefit of the Company and the tendering holders and beneficial owners of Rule 144A GDSs, as their interests may appear within the terms of the Exchange Offer. Nothing herein shall constitute the Exchange Agent a fiduciary with respect to the Property.

3.       DELEGATION OF DUTIES

         The Exchange Agent may perform its duties hereunder through any agent appointed for such purpose, including, but not limited to, the First Chicago Trust division of Equiserve, L.P. ("FIRST CHICAGO"). Such duties may be performed by First Chicago in the State of New Jersey. However, Citibank shall remain a primary obligor with respect to such delegated duties.

4.       BROKERAGE ARRANGEMENTS

         The Exchange Agent will appoint a U.S. broker dealer (the "U.S. BROKER") to execute the sale of the aggregated number of fractional ADSs resulting from the exchange of Rule 144A GDSs for ADSs (if any) pursuant to the terms of the Exchange Offer. The U.S. Broker shall be instructed to sell such ADSs as agent for the holders of Rule 144A GDSs entitled to receive the proceeds from the sale of ADSs. The U.S. Broker so appointed may be an affiliate of Citibank or of First Chicago. The fees and commissions of the U.S. Broker shall be payable out of the proceeds from the sale of the ADSs.

5.       RESPONSIBILITY AND LIABILITY

         a. The duties, responsibilities and obligations of Citibank in its capacity as Exchange Agent shall be limited to those expressly set forth in this Agreement and no duties, responsibilities or obligations of the Exchange Agent shall be inferred or implied under the terms of this Agreement, provided, however, that in no way will the general duty to act in good faith be discharged by the foregoing. Citibank in its capacity as Exchange Agent shall not be subject to, nor be required to comply with, (i) any provision of any other agreement or any instrument to which the Company is a party or to which the Company is subject, even though reference thereto may be made in this Agreement or in any document provided by the Company and its advisors to the Exchange Agent, or (ii) any direction or instruction from the Company or an entity acting on its behalf except as contemplated in this Agreement.



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         b.       Citibank shall not be deemed to make any representations and shall have no responsibilities as to the validity, sufficiency, value, or genuineness of any Rule 144A GDSs tendered to the Exchange Agent and will not be required to make any, and will make no, representations as to, or be responsible for, the validity, sufficiency, legality, value, or genuineness of the Exchange Offer and the ADSs to be issued in connection therewith;

         c. Citibank does not, and shall not be deemed to, assume any responsibility or incur any liability for the actions or omissions to act of any book-entry transfer facility or clearing agency;

         d. Citibank shall have no obligation to, and shall not, deliver any ADSs under the terms of the Exchange Offer, unless it shall have received confirmation (i) from the Company that it has accepted the Rule 144A GDSs tendered and that all conditions of the Exchange Offer have been satisfied or validly waived and (ii) that the requisite number of Shares to be represented by the ADSs to be issued in the Exchange Offer have been deposited with the custodian under the Deposit Agreement (the "CUSTODIAN");

         e. Citibank may rely on, and shall be fully authorized and protected in acting or not acting, in good faith in reliance upon, any certificate, instrument, instruction, opinion, notice, letter, telegram, telex, facsimile transmission, electronic message (including without limitation, a message received through DTC's ATOP System) or other document or instrument delivered to it and believed by it to be genuine. Citibank may rely on and shall be fully authorized and protected in acting or not acting upon the written and electronic instructions, with respect to any matter relating to its actions covered by this Agreement (or supplementing or qualifying any such actions), of Authorized Officers of the Company (as set forth in Schedule IV hereto, the "AUTHORIZED OFFICERS");

         f. Citibank shall not be called upon at any time to advise any person acting under the Exchange Offer as to the wisdom of acting thereunder or as to the market value of any security tendered or surrendered thereunder. Citibank shall not be liable or responsible for any recital or statement contained in the Exchange Offer materials or any other documents relating thereto;

         g. Citibank shall not be liable or responsible for any delay, failure, malfunction interruption or error in the transmission or receipt of communications or messages through electronic means (including, without limitation, the message systems of the applicable book-entry transfer facility);




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         h.       Citibank shall not be liable or responsible for any failure by the Company to comply with any of its obligations relating to the Exchange Offer, including, without limitation, obligations under applicable securities laws; and

         i. Citibank is not required under the terms of this Agreement, and nothing contained in this Agreement shall be interpreted in any way to imply any obligation of Citibank, to expend or risk any of its own funds or to make any financial accommodations in the performance of its duties hereunder. Citibank is not authorized, and shall have no obligation, to pay any brokers', dealers', or soliciting fees to any person, except for commissions of the U.S. Broker payable on the sale of the aggregated number of fractional ADSs (if any), which commissions shall be payable from the proceeds of such sale.

6.       TERM OF AGREEMENT

         a.       This Agreement shall terminate upon the earlier to occur of
                  (i) termination of this Agreement by mutual agreement of Citibank and the Company hereto or (ii) termination by the Company of the Exchange Offer, or (iii) _________, 2000. Upon termination of this Agreement, Citibank and the Company shall have no further duties hereunder except as otherwise set forth in the following provisions of this Section 6.

         b. Upon termination of this Agreement, the Exchange Agent shall promptly deliver to the holders entitled thereto and to the Company, as their respective rights may exist under the terms of the Exchange Offer any Property held under the terms hereof. Upon termination of this Agreement, copies of all information (including all tender documentation, telegrams, facsimile transmissions and other material submitted in connection with the Exchange Offer) maintained by the Exchange Agent for the Company under this Agreement shall be delivered to the Company upon request.

         c. Notwithstanding anything else contained in this Agreement, the terms of Sections 7, 8, 9, 10 and 12 shall survive termination of this Agreement.

7.       REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants that: (i) it is duly incorporated, validly existing and in good standing under the laws of the Republic of China, (ii) the making and consummation of the Exchange Offer and the performance of all transactions contemplated thereby have been duly authorized by all necessary corporate action and will not result in a breach of, or constitute a default under, the Articles of Incorporation of the Company or any indenture, agreement or instrument to which it is a party or is bound, (iii) this Agreement has been duly executed and delivered by the Company by an officer

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         of the Company hereunto duly authorized and constitutes its legal, valid, binding and enforceable obligation, (iv) the Exchange Offer does comply, and will be conducted by the Company in compliance, with all applicable requirements of law (including, without limitation, the United States and Republic of China securities laws) in connection with the Exchange Offer, (v) it has not made to the SEC, to the Republic of China Securities and Futures Commission (the "SFC"), to the Taiwan Stock Exchange or any other regulatory authority any representations in respect of the role of Citibank as Exchange Agent which have not been disclosed in writing to Citibank, and it shall not make any such representations without the prior written consent of Citibank, (vii) it has obtained, prior to the date hereof, all requisite approvals from the SEC, the SFC and the Taiwan Stock Exchange and any other applicable regulatory authority to conduct the Exchange Offer, (viii) to the best of its knowledge (after due inquiry), there is no litigation pending or threatened against it which could adversely affect in a material way the Company's ability to perform its obligations hereunder or otherwise in connection with the Exchange Offer and (ix) any and all registration statements applicable to the issuance of ADSs in exchange for Rule 144A GDSs have been declared effective by the SEC and no stop orders are in effect with respect to any such registration statements as of the date hereof.

8.       INDEMNIFICATION

         The Company agrees to indemnify and defend Citibank and to hold Citibank harmless (including any of the employees, officers, directors, agents, subsidiaries and affiliates or any of them, an "INDEMNITEE" hereunder) from and against any claim, action, judgement, damage, loss, liability, cost, securities transfer tax and expense (including, without limitation, any reasonable expenses and fees of counsel) (each a "LOSS") which may be incurred, paid or suffered by Citibank or to which Citibank may become subject (a) as a result of any action taken, or any action not taken, in each case, in good faith upon the instructions of an Authorized Officer of the Company, (b) arising out of, or in connection with, any actions taken within the terms of this Agreement, or (c) as a result of defending itself against any claim involving the Exchange Offer (including, without limitation, any claim based on any alleged untrue statements contained in any materials distributed by or on behalf of the Company in connection with the Exchange Offer or the omission therefrom of any fact necessary to make the statements contained therein not misleading). Provided, however, that, Citibank shall not be entitled to any indemnification under the terms hereof if the Loss arises from its own gross negligence or bad faith in the performance of, or its willful failure to perform, its obligations hereunder. Citibank agrees to notify the Company in writing of each assertion of a claim against any Indemnitee under this Section 8 or any action commenced against any such party, within ten (10) New York Business Days (as defined in Schedule I below) after the receipt of notice thereof by Citibank. The Exchange Agent agrees to indemnify the Company and its directors, employees, agents and affiliates and hold them harmless from and against any loss, liability or expense (including reasonable counsel fees and expenses) incurred as a direct result of the gross negligence, bad faith or willful misconduct on the part of the

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         Exchange Agent in (a) administration of its duties hereunder or (b) any action taken or omitted to be taken hereunder. The provisions of this
         Section 8 shall survive the termination of this Agreement.


9.       FEES

         For the services provided hereunder the Company agrees to pay to Citibank the fees and reimbursements set forth in Fee Schedule attached hereto as Schedule II (the "FEE SCHEDULE"). All payments due to Citibank hereunder shall be remitted within 20 days of the receipt of invoice. If any fees, expenses or costs incurred by, or any obligations owed to, Citibank under the terms of this Agreement are not paid in full by the Company within 30 calendar days from the date of mailing of the applicable invoice or demand for payment, Citibank may reimburse itself from, and set-off against, any payments payable from time to time by Citibank, N.A., as Depositary, in connection with the administration of the ADR Facility established under the terms of the Deposit Agreement (as amended from time to time). The payment obligations of the Company hereunder shall survive the termination of this Agreement.

10.      INTERPRETATION; DISPUTES; JUDGEMENTS AGAINST PROPERTY; LITIGATION

         a.       Interpretation.

                  In the event Citibank has any question with respect to the proper interpretation of this Agreement or the duties of any party hereunder or the rights of (i) the Company or (ii) any tendering holder of Rule 144A GDSs under the Exchange Offer, Citibank may apply to the Company for instructions with respect thereto, and such application may set forth in writing any action proposed to be taken or omitted by Citibank and the date(s) on or after which such action or omission will be taken, and Citibank will not be liable for any action or omission in accordance with a proposal included in any such application on or after the date(s) specified therein (which date(s) shall not, without the Company's consent, be less that five (5) New York Business Days after Citibank makes such application) unless, prior to taking or omitting to take such action, Citibank has received oral or written instructions from the Company in response to such application specifying the action to be taken or omitted. Any oral instructions from the Company shall be confirmed in writing via facsimile or other means of electronic transmission from the Company to Citibank or from Citibank to the Company by no later than the close of the New York Business Day on which such oral instructions are received by Citibank. Notwithstanding the foregoing, Citibank shall promptly take such steps as it shall deem reasonable and appropriate to cause any person tendering Rule 144A GDSs to correct any defect that exists in respect of such surrender before applying to the Company hereunder.


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         b.       Disputes.

                  In the event Citibank becomes aware of any dispute among any of the Company and any holders of Rule 144A GDSs with respect to the proper interpretation of this Agreement, or the duties of any party hereunder, or the rights or obligations of the Company or of any tendering holders of ADSs, Citibank shall not be required to act and shall not be held liable or responsible for its refusal to act until (a) the dispute has been judicially settled (and Citibank may, if in its sole discretion it deems so advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgement for such purpose) by final judgement rendered by a court of competent jurisdiction, binding on all parties interested in the matter and which is no longer subject to review or appeal, or (b) the dispute has been settled by a written document in form and substance reasonably satisfactory to Citibank and executed by the Company and binding upon all tendering holders of Rule 144A GDSs interested in the matter.

         c.       Judgements; Court Orders.

                  If any Property is at any time attached, garnished, or levied upon under any court order or in case the payment, assignment, transfer, conveyance, or delivery of any such Property shall be stayed or enjoined by any court order, or if any order, judgement or decree shall be made or entered by any court affecting such Property or any part thereof, then and in any such event Citibank shall be authorized, in its sole discretion, to rely upon and comply with any such order, judgement, or decree which Citibank has been advised in writing by legal counsel of its own choosing is binding upon it. If Citibank complies with any such order, judgement, or decree, it shall not be liable to any person or entity by reason of such compliance even though such order, judgement, or decree may be subsequently reversed, modified, annulled, set aside, or vacated.

         d.       Defending Litigation.

                  The Company agrees to defend any and all third party claims and legal actions and proceedings against Citibank and/or any Indemnitee arising from its role as Exchange Agent for the Exchange Offer under the terms of this Agreement and agrees to appoint counsel reasonably satisfactory to the Citibank for such purpose. Citibank shall have the right to participate in the defense of any such claims, actions and proceedings and to assume control of all defenses pertaining to Citibank and/or any Indemnitee. Except as specifically set forth in the second following sentence below, all liabilities, costs and reasonable expenses incurred by Citibank in connection with any such claims, actions or proceedings shall be covered by the indemnification obligations of the Company under the terms of this Agreement. Citibank shall be entitled to employ separate counsel when so

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                  participating in the defense of any such claims, actions or proceedings. The costs and reasonable expenses of counsel employed by Citibank shall be borne by the Company in all cases where (i) the employment thereof at the expense of the Company has been specifically authorized by the Company in writing, (ii) Citibank and/or any Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Company and in the reasonable judgement of such counsel it would be inappropriate for the same counsel to represent both the Company and Citibank and/or any Indemnitee and it is therefore advisable for Citibank and/or any such Indemnitee to employ separate counsel to assert such additional or different defenses or
                  (iii) the Company has failed to assume the defense of such action, suit, proceeding or claim. No settlement shall be reached in any such claim, action or proceeding without the consent of Citibank (which consent shall not be unreasonably withheld).

         e.       Instituting Lawsuits.

                  The Company hereby agrees to assert all claims and institute all legal actions and proceedings against third parties deemed necessary and appropriate (in the reasonable opinion of Company) in connection with the Exchange Offer as contemplated in this Agreement and agrees to appoint counsel reasonably satisfactory for such purpose. If any such action or proceeding pertains to the actions of the Exchange Agent under the terms hereof, Citibank shall have the right to participate in the assertion of such claims and the institution of such legal actions and proceedings. All liabilities, costs and reasonable expenses incurred by Citibank in connection with any such claims, actions or proceedings shall be covered by the indemnifications of the Company under the terms of this Agreement. Citibank shall be entitled to employ separate counsel when so participating in the assertion of claims or institution of legal actions or proceedings if (i) it would be inappropriate for the same counsel to represent both the Company and Citibank and it is therefore advisable for Citibank to employ separate counsel to assert such additional or different defenses or (ii) the Company has failed to assume the defense of such action, suit, proceeding or claim. No settlement shall be reached in any such action or proceeding or with respect to any such claim without the consent of Citibank (which consent shall not be unreasonably withheld) if such claim directly affects Citibank in its capacity as Exchange Agent under the Exchange Offer.

                  The provisions of this Section 10 shall survive the termination of this Agreement.


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11.      AMENDMENTS AND ASSIGNMENTS

         a. The terms of this Agreement may be waived, amended or supplemented only by agreement in writing duly executed by all parties hereto. The rights and remedies conferred upon the parties hereto shall be cumulative and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies, nor the subsequent exercise of such right or remedy.

         b. None of the rights and obligations of the parties under this Agreement may be assigned except (i) upon receipt of prior written consent of the other parties to this Agreement, or
                  (ii) as otherwise specifically permitted by Section 3. Any assignment or delegation in violation of this Section 11(b) shall be null and void.

12.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to the principles of choice of law thereof). The parties agree that the federal or state courts located in the Borough of Manhattan in the City of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes between parties relating to this Agreement and for such purpose each of the parties irrevocably submits to the jurisdiction of such courts.

         The Company hereby irrevocably designates, appoints and empowers CT Corporation System now at 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service in any manner permitted by law of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought by Citibank against the Company in any court described in the preceding sentence (such agent and any successor or other agent for service of process appointed by, or acting on behalf of, the Company, the "Agent"). If for any reason the Agent shall cease to be available to act, or ceases to act, as such, the Company agrees to designate and maintain a new agent in New York on the terms and for the purposes of this Section 12 reasonably satisfactory to Citibank. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against it under the terms hereof, by service in any manner permitted by law, upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company (by registered or certified mail, postage prepaid, to the address last specified for notices hereunder). If for any reason whatsoever no Agent is acting in the State of New York, the Company consents to service of any and all legal process, summons, notices and documents by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder. The Company hereby irrevocably and unconditionally waives, and agrees not to plead or claim

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         in any court, any objection that it may now or hereafter have to object to service of any and all legal process, summons, notices and documents in the manner contemplated herein. In addition, the Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided herein, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Notwithstanding the foregoing, Citibank and the Company unconditionally agree that in the event that any holder or beneficial owner of ADSs, any participant in any book-entry transfer facility or any other person brings a suit, action or proceeding against (a) the Company, (b) Citibank or (c) against the Company and Citibank, in any state or federal court of the United States, and Citibank or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and Citibank may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and Citibank irrevocably submit to the non-exclusive jurisdiction of such courts. The consent in the immediately preceding paragraph is to be strictly construed in accordance with its terms and shall not be deemed a waiver by (a) the Company of any jurisdictional or venue (including forum non conveniens) defenses it may have with respect to any suit or proceeding brought by any person other than Citibank or with respect to any claim or course of action asserted by Citibank that does not arise under this Agreement or (b) Citibank of any jurisdictional or venue (including forum non conveniens) defenses it may have with respect to any suit or proceeding brought by any person other than the Company or with respect to any claim or course of action asserted by the Company that does not arise under this Agreement.

         The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Agreement.

         The provisions of this Section 12 shall survive any termination of this Agreement.

13.      PARTIAL INVALIDITY

         In the event that any provision of this Agreement or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remaining provisions of this Agreement, and the application of such provisions to persons or circumstances other than those as to which they are held invalid or unenforceable, shall be unaffected thereby and such provisions shall be valid and enforced to the fullest extent permitted by law in such jurisdiction so long as the fundamental relationships among the parties hereunder are not altered.



14.      CONFLICTS AND BENEFITS

         a. The Company recognizes that Citibank and any of its direct or indirect affiliates (collectively, the "Citigroup") may engage in transactions and/or businesses adverse to the Company or in which parties adverse to the Company may have interests. Nothing in this Agreement shall (i) preclude Citibank or any other member of the Citigroup from engaging in such transactions or businesses, (ii) obligate Citibank or any other member of the Citigroup to (x) disclose such transactions and/or business to the Company, or (y) account for any profit made or payment received in, or as a part of, such transactions and/or business.

         b. Nothing in this Agreement is intended, nor shall anything contained in this Agreement be deemed, to constitute (i) a waiver of any right under, or an amendment of, any term of any other agreement between the Company and Citibank or any other member of the Citigroup, or any instrument from the Company to Citibank or any other member of the Citigroup, unless such waiver or amendment is specifically acknowledged in writing.

         c. Nothing in this Agreement is intended to benefit any persons not specifically identified herein. Nothing herein shall be deemed to (i) give rise to a partnership or joint venture or
                  (ii) establish a fiduciary or similar relationship, among the parties hereto.

15.      FORCE MAJEURE/DAMAGES

         Citibank shall be excused from performance of its obligations under this Agreement and shall not be liable for any losses, damages, or expenses, in each case to the extent caused by the occurrence of any contingency beyond its control, including, without limitation, nationalization, expropriations, currency restrictions, work stoppages, strikes, fire, civil unrest, insurrections, revolutions, riots, rebellions, acts of terrorism, explosions, floods, storms, computer failures, acts of war, acts of God or similar occurrences. Nor shall Citibank incur any liability if it shall be prevented or forbidden from, or delayed in, doing or performing any act or duty required by the terms of this Agreement, by reason of any provision of any present or future law or regulation of the United States, the Republic of China or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint. Citibank shall not be responsible for any consequential or punitive damages for any breach of the terms of this Agreement.

16.      ENTIRE AGREEMENT

         This Agreement (including the Schedules hereto) sets forth the entire understanding of the parties in respect of the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto.

17.      COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

18.      TITLES

         a. All references in this Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to the Agreement as a whole as in effect between the parties and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

         b. Titles to sections of this Agreement are included for convenience only and shall be disregarded in construing the language contained in this Agreement.

19.      NOTICES

         a. Any notice desired or required to be given by one party to the other in accordance with the provisions of this Agreement may be given in any of the following manners:



                  (i) by facsimile or other similar form of telecommunications sent by one party to the other at its address from time to time notified (in accordance with the terms hereof) for the receipt of such communications, in which event such notice shall be deemed to have been received at the time of receipt as recorded by such method of communication. A copy of every such notice shall be sent in writing by pre-paid airmail registered post to the party to whom it is addressed at the address referred to below but the receipt of such copy shall not be a condition to due notice having been given;

                  (ii) in writing sent by pre-paid airmail registered post at the address mentioned below, in which event such notice shall be deemed to have been delivered five business days after the date of posting;

                  (iii) in writing by personal delivery at the address of the party to whom it is addressed as set out below, in which event such notice shall be deemed to have been received at the time of delivery.

         b. Each party shall from time to time notify the other of its addresses for the receipt of facsimile or other forms of telecommunications and for notices in writing.

         c. Until the Company shall notify Citibank to the contrary in writing, the address of the Company shall be as follows:

                  (i)      for communications by telephone:   011-8867-361-7131

                  (ii)     for communications by facsimile:   011-8867-361-3094

                  (iii)    for communications in writing:

                                    Advanced Semiconductor Engineering, Inc.
                                    26 Chin Third Road
                                    Nantze Export Processing Zone
                                    Kaohsiung, Taiwan
                                    Republic of China
                                    Attn.:  Chairman of the Board of Directors

         d. Until Citibank shall notify the Company to the contrary in writing, the address of Citibank shall be as follows:

                  (iv)     for communications by telephone:   212-657-5100

                  (v)      for communications by facsimile:   212-825-5398

                  (vi)     for communications in writing:

                                    Citibank, N.A.
                                    111 Wall Street, 20th Floor
                                    New York, NY  10043
                                    Attn:   ADR Department

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date set forth above by representatives thereunto duly authorized.

                   ADVANCED SEMICONDUCTOR ENGINEERING, INC.


                   By: _______________________________________________
                       Name:
                       Title:


                   CITIBANK, N.A.


                   By: _______________________________________________
                       Name:
                       Title:





Attachments

Schedule I                 Services Schedule
Schedule II                Fee Schedule
Schedule III               Exchange Offer Documentation
Schedule IV                Authorized Officers of the Company

                                   SCHEDULE I
                                       TO
                         THE EXCHANGE AGENCY AGREEMENT,
                 DATED AS OF _________, 2000 (THE "AGREEMENT"),
                                 BY AND BETWEEN
           ADVANCED SEMICONDUCTOR ENGINEERING, INC. AND CITIBANK, N.A.

                              --------------------

                                SERVICES SCHEDULE
                              --------------------

         Unless otherwise set forth herein, all capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement. All terms and conditions of the Agreement are incorporated herein by reference.

A.       DEFINITIONS

"AGENT'S MESSAGE"          shall mean, with respect to tenders of Rule 144A
                           GDSs, a message transmitted through DTC (as defined below) and forming a part of the DTC confirmation system to, and received by, the Exchange Agent that states that DTC has received an express acknowledgment from a Participant (as defined below) tendering the Rule 144A GDSs that such Participant has received the Exchange Offer Prospectus and agrees to be bound by the terms of the Exchange Offer, as set forth in the Exchange Offer Prospectus, for the tender of each of the Rule 144A GDSs.

"AUTHORIZED OFFICERS"      shall mean any of the persons authorized to act for
                           the Company under this Agreement whose name and specimen signature is set forth in Schedule IV to the Agreement or in any certificate from time to time issued to Citibank by the Secretary or Assistant
                           Secretary of the Company indicating that such person is authorized to act for, and on behalf of, the Company under the Agreement.

"BOOK-ENTRY TRANSFER
FACILITY"                  shall mean DTC (as defined below) which provides a
                           means for book-entry delivery of Rule 144A GDSs and for the delivery of electronic messages by its Participants (as defined below).

"BUSINESS DAY"             shall mean any day other than a Saturday, Sunday or a
                           bank holiday in either New York City or the Republic of China, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

"DTC" shall mean The Depository Trust Company or any other successor institution providing facilities performing substantially similar functions.

"EXISTING DEPOSIT
AGREEMENT"                 shall mean the Deposit Agreement, dated as of July
                           13, 1995, as amended by Amendment No. 1 to Deposit
                           Agreement, dated as of November 30, 1998, which provides, inter alia, for the deposit of Shares and the creation of Rule 144A GDSs representing the Shares so deposited.

"EXISTING DEPOSITARY"      Citibank, N.A., as the Existing Depositary under the
                           terms of the Existing Deposit Agreement.

"EXPIRATION DATE"          shall mean, in respect of the Exchange Offer, _____
                           __.m., New York City time on ________, __________,
                           2000, unless extended by the Company.

"NEW YORK BUSINESS DAY"    shall mean any day other than a Saturday, Sunday or a
                           bank holiday in New York City, consisting of the time period from 12:01 a.m. through 12:00 midnight, New
                           York City time.

"PARTICIPANT"              shall mean, with respect to Rule 144A GDSs, any
                           broker, dealer, bank, trust company or other nominee shown in DTC's records as having Rule 144A GDSs credited to its DTC account.

B. SERVICES

    Citibank, as the Exchange Agent under the Agreement, shall provide the following services:

I.  MAILING OF EXCHANGE OFFER MATERIALS:

    The Exchange Agent shall make available copies of the Exchange Offer Prospectus and the applicable related materials provided to it by the Company and shall, promptly upon commencement of the Exchange Offer, mail or deliver all such materials to each Participant in DTC holding Rule 144A GDSs on the Business Day preceding the commencement of the Exchange Offer.

II. TENDERING RULE 144A GDSs.

    The Exchange Agent shall provide the means by which holders of Rule 144A GDSs may tender their Rule 144A GDSs to the Exchange Agent by delivery to the Exchange Agent of (i) an Agent's Message and (ii) the Rule 144A GDSs by means of book-entry transfer into the DTC Book-Entry Account maintained by the Exchange Agent for such purpose, in each case on or prior to the Expiration Date.

III. GUARANTEED DELIVERY PROCEDURES.

    The Exchange Agent will establish procedures ("Guaranteed Delivery Procedures") pursuant to which Rule 144A GDSs may be tendered pursuant to the Exchange Offer in cases where (i) Rule 144A GDSs may not be immediately available or (ii) the procedures for book-entry transfer through DTC cannot be completed on a timely basis. The Exchange Agent shall, as part of the Guaranteed Delivery Procedures, require (a) the delivery of a notice of guaranteed delivery transmitted to the Exchange Agent by means of an Agent's Message through the book-entry transfer facilities of DTC and (b) the valid tender of he Rule 144A GDSs to the Exchange Agent within three (3) New York Stock Exchange trading days upon the terms set forth in Article II above.

IV. PROCEDURES FOR WITHDRAWAL.

    The Exchange Agent will make available the withdrawal procedures established by the DTC Book-Entry Transfer Facility by which Rule 144A GDSs previously tendered via the DTC Book-Entry Transfer Facility to the Exchange Agent by an Agent's Message may be properly withdrawn at any time on or prior to the Expiration Date of the Exchange Offer.

V.  EXAMINATION OF TENDERS.

    A. Examination of Tenders.

    The Exchange Agent shall examine any document delivered to it in connection with tenders of Rule 144A GDSs to ascertain whether (i) the Agent's Message has been duly and timely transmitted to the Exchange Agent by the Book-Entry Transfer Facility, and (ii) tendered Rule 144A GDSs have otherwise been validly tendered and not properly withdrawn, in each case on or prior to the Expiration Date.

    B. Irregular Tenders.

    In the event the Exchange Agent determines that any Agent's Message or any other required document does not appear to have been properly completed or executed, or that any other irregularity in connection with the tender appears to exist, the Exchange Agent shall endeavor promptly to inform the DTC Participant tendering the Rule 144A GDSs of the need for the fulfillment of all the requirements and to take any other action as may be necessary or advisable to cause such irregularity to be corrected. All questions as to the form of documents, validity, form, eligibility (including timeliness of receipt) and acceptance for exchange of any tender of Rule 144A GDSs shall be determined by the Exchange Agent on behalf of the Company in the first instance. If irregularities with respect to any tenders have been identified by the Exchange Agent and remain uncured, the Exchange Agent shall refer final determination to the Company by promptly sending to the Company any document or copy thereof which in its judgment would prevent acceptance thereof, and the Company shall make the final decision whether or not to accept such tender. Upon acceptance by the Company of such Rule 144A GDSs tendered pursuant to the Exchange Offer, the Company shall confirm such acceptance in writing to the Exchange Agent. In the event that the Company does not accept a tender, the Company will provide to the Exchange Agent a letter explaining the reason for the non-acceptance. Defective submissions shall be deemed validly made only at the time the irregularities have been cured to the satisfaction of, or waived by, the Company. If any such irregularities are neither so cured nor waived, tendered Rule 144A GDSs which are the object of the defective submission shall be returned to the DTC Participant, together with any other documents received in connection therewith and the letter that the Company will have furnished to the Exchange Agent explaining the reasons for the return of such Rule 144A GDSs and the other documents.

         C.       Return of Rule 144A GDSs.

         Whenever the Company does not accept a tender of Rule 144A GDSs or Rule 144A GDSs previously tendered are properly withdrawn in accordance with the procedures for withdrawal set forth in the Exchange Offer Prospectus, the Exchange Agent shall promptly cause such Rule 144A GDSs to be delivered to the account of the tendering DTC Participant, together with any other documents received by the Exchange Agent and, in the case of non-acceptance of irregularly tendered Rule 144A GDSs, the letter from the Company explaining the reasons for such non-acceptance.

    VI. DELIVERY OF SHARES REPRESENTED BY RULE 144A GDSs DELIVERED FOR TENDER.

         Promptly after the Expiration Date, the Exchange Agent shall instruct the custodian under the Existing Deposit Agreement to deliver to the Company the Shares represented by the Rule 144A GDSs validly tendered to the Exchange Agent. Upon receipt of confirmation from the Company of its acceptance of the Rule 144A GDSs validly tendered in the Exchange Offer prior to the Expiration Date, the Exchange Agent shall cancel the Rule 144A GDSs so tendered and proceed with the delivery of ADSs upon the terms and conditions described below.

VII.     REPORTS AND RETENTION OF RECORDS.

         A.       Reports.

         The Exchange Agent shall provide the Company with a list of the names of all Participants holding Rule 144A GDSs in their DTC accounts, together with the applicable number of Rule 144A GDSs held as of the close of business on the Business Day preceding the date of commencement of the Exchange Offer (as such date is set forth in the Exchange Offer Prospectus).

         The Exchange Agent shall provide to the Company written reports by facsimile transmission or other acceptable form of delivery, weekly (or upon one full Business Day's advance notice), until the final week of the Exchange Offer, whereupon the Exchange Agent shall provide daily reports, to a person designated by the Company specifying the following:

        (i) the numbers of Rule 144A GDSs validly tendered during the preceding Business Day; and

        (ii) the numbers of Rule 144A GDSs validly tendered and not properly withdrawn, in each case, since the commencement of the Exchange Offer.

        B. Retention of Records.

        The Exchange Agent shall retain records of each electronic message and any other materials relating to the Exchange Offer submitted to the Exchange Agent by the Company, any Participant or any holder of Rule 144A GDSs.

VIII.    DELIVERY OF ADSs.

         The Exchange Agent shall deliver or cause to be delivered by means of book-entry delivery through the DTC Book-Entry Transfer Facility the applicable number of whole ADSs to the accounts of the DTC Participants who validly tendered Rule 144A GDSs on behalf of a holder of Rule 144A GDSs, upon receipt of (i) confirmation from the Company that the Rule 144A GDSs previously tendered to the Exchange Agent have been accepted for tender and that all conditions of the Exchange Offer have been satisfied or validly waived and (ii) a deposit of the appropriate number of Shares with the Custodian on behalf of the Depositary to support the issuance of such ADSs.

IX.      Fractional Entitlements.

    No fractional ADSs will be issued in the Exchange Offer. The Exchange Agent shall aggregate fractional entitlements to ADSs (if any) resulting from the valid tender of Rule 144A GDSs and instruct the U.S. Broker to sell, as soon as reasonably practicable, such ADSs on The New York Stock Exchange. The Exchange Agent shall distribute the proceeds of such sale, without liability for interest, after deduction of applicable fees and expenses to the tendering holders of Rule 144A GDSs entitled thereto by means of a credit delivered by book-entry transfer to the accounts of the applicable Participants at DTC maintaining accounts for such tendering holders.

X.  NO ACCEPTANCE OF TENDERS OF OTHER SECURITIES.

    The Exchange Agent shall not accept in such capacity any tender of any securities in the Exchange Offer other than Rule 144A GDSs and shall refuse any attempted tenders of securities other than Rule 144A GDSs.

XI. TAXES

    A. The exchange of ADSs for Rule 144A GDSs validly tendered to the Exchange Agent in the Exchange Offer will be treated as a "non-recognition" event for federal income tax purposes. The Exchange Agent shall not be required to mail to the recipients of ADSs any tax reports or to file any reports with the U.S. Internal Revenue Service ("I.R.S.") in respect of the Rule 144A GDSs delivered in the Exchange Offer.

    B. On or before January 31st of the year following the year of the Exchange Offer, the Exchange Agent will prepare and mail to each holder of Rule 144A GDSs who has received payment from the Exchange Agent of cash in lieu of fractional ADS entitlements in accordance with the terms hereof, other than holders of Rule 144A GDSs who demonstrate their status as nonresident aliens in accordance with U.S. Treasury Regulations ("Non-U.S. Holders") or other recipients providing evidence of exempt status, a Form 1099-B reporting cash in lieu of fractional ADS entitlements (if any) delivered to such holders as of the year of payment, to the extent required by, and in accordance with, U.S. Treasury Regulations. The Exchange Agent will also prepare and timely file copies of such Forms 1099-B by magnetic tape with the I.R.S. ("I.R.S."), and take any further actions to the extent required by, and in accordance with, U.S. Treasury Regulations.

    C. If the Exchange Agent has not received notice from the surrendering holder of Rule 144A GDSs of such holder's Taxpayer Identification Number ("TIN"), or if such TIN has not been certified as correct, the Exchange Agent shall deduct and withhold 31% Backup Withholding Tax from any cash payment made to such holder (other than a Non-U.S. Holder) and remit such funds to the I.R.S. in accordance with the Exchange Agent's standard procedures.

    D. Should any issue arise regarding federal income tax reporting or withholding the Exchange Agent will take such action as the Company instructs to the Exchange Agent in writing. The Company agrees to reimburse the Exchange Agent for such actions.

XII. MODIFICATION OF EXCHANGE OFFER.

    The Company has reserved the right to terminate or amend the Exchange Offer. the company will give notice of any such termination or amendment to the Exchange Agent as promptly as possible. In the event of an amendment to the Exchange Offer, Citibank will follow the reasonable instructions of the Company with respect to the amended Exchange Offer to the extent consistent with this Agreement.

                                   SCHEDULE II
                                       TO
                         THE EXCHANGE AGENCY AGREEMENT,
                 DATED AS OF __________, 2000 (THE "AGREEMENT"),
                                 BY AND BETWEEN
           ADVANCED SEMICONDUCTOR ENGINEERING, INC. AND CITIBANK, N.A.




                                  FEE SCHEDULE


Please refer to the Fee Proposal attached.

                                  SCHEDULE III
                                       TO
                         THE EXCHANGE AGENCY AGREEMENT,
                 DATED AS OF __________, 2000 (THE "AGREEMENT"),
                                 BY AND BETWEEN
           ADVANCED SEMICONDUCTOR ENGINEERING, INC. AND CITIBANK, N.A.



                          EXCHANGE OFFER DOCUMENTATION



Exchange Offer Prospectus, dated __________, 2000

Letter to Brokers, Dealers, Banks, Trust Companies, Custodians and Other Nominees dated __________, 2000

Letter to Clients, dated __________, 2000





                                     III-1

                                 SCHEDULE IV TO
                         THE EXCHANGE AGENCY AGREEMENT,
                 DATED AS OF __________, 2000 (THE "AGREEMENT"),
                                 BY AND BETWEEN
           ADVANCED SEMICONDUCTOR ENGINEERING, INC. AND CITIBANK, N.A.




                             AUTHORIZED SIGNATORIES



            NAME                       TITLE                   SIGNATURE


      -----------------          -----------------         -----------------

      -----------------          -----------------         -----------------

      -----------------          -----------------         -----------------

      -----------------          -----------------         -----------------

      -----------------          -----------------         -----------------

      -----------------          -----------------         -----------------

      -----------------          -----------------         -----------------

      -----------------          -----------------         -----------------

      -----------------          -----------------         -----------------

      -----------------          -----------------         -----------------

      -----------------          -----------------         -----------------





                                     IV-1